Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Next Technology Holding Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, no par value	(1)	457(o)		$	$208,965,313.26	0.0001531		$31,992.59				$
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, no par value	(2)	415(a)(6)							S-3	333-267362	09/15/2022
Carry Forward Securities	Unallocated (Universal) Shelf		(3)	415(a)(6)		$	$291,034,686.74		$		S-3	333-267362	09/15/2022		$26,978.92

Total Offering Amounts:							$500,000,000.00			31,992.59
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$31,992.59

__________________________________________
Offering Note(s)

(1)	There are being registered under this registration statement such indeterminate shares of common stock of Next Technology Holding Inc. (the “Registrant”), as may be sold by the Registrant from time to time, which shall have an aggregate initial offering price not to exceed US$500,000,000. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per share will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.
(3)	The Registrant previously paid registration fees in the aggregate of $27,810 with respect to its Registration Statement on Form S-3 (File No. 333-267362) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) (“Rule 415(a)(6)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered pursuant to this Registration Statement on Form S-3 (this “Registration Statement”) include $291,034,686.74 of securities previously registered on the Prior Registration Statement which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $26,978 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registration fee previously paid by the registrant relating to the Unsold Securities included on this registration statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.